SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2010

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (973) 557-8914

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registration’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Employment Agreement

On July 16, 2010, we entered into a written Employment Agreement with Randall E. McCoy.  On August 2, 2010, in a letter agreement (the “Amendment”), we amended Section 3(a) of the Employment Agreement concerning his annual salary.  Mr. McCoy will now earn an annual base salary of $125,000 until such time as we achieve a positive net income for the preceding calendar quarter as determined in accordance with GAAP and reported in our financial statements filed with the Securities and Exchange Commission.  Immediately upon our attaining such positive net income, Mr. McCoy’s annual base salary will be increased to $250,000 as stated in the Employment Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see the disclosure set out under Item 1.01 for a description of the compensatory arrangement with respect to Mr. Randall McCoy, our Chief Executive Officer.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement with Randall E. McCoy dated August 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: August 4, 2010